Exhibit 10.2

AMENDMENT TO

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

            THIS AMENDMENT, dated as of April 5, 2010, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between Daniel A. DeMatteo (“Executive”) and GameStop Corp. (the “Company”) (such agreement, the “Original Agreement”).  (Defined terms used herein shall have the respective meanings ascribed thereto in the Original Agreement.)

            WHEREAS, the Parties desire to modify the Original Agreement as provided below;

            NOW, THEREFORE, the Parties hereby agree that the Original Agreement shall be modified as follows:

1.         Term of Employment.  The term of Executive’s employment shall continue through March 3, 2013, unless terminated earlier in accordance with Section 4 of the Original Agreement.  At the expiration (but not earlier termination) of the term (including any renewal term), the term of Executive’s employment shall automatically renew for an additional period of one year, unless either party has given the other party written notice of non-renewal at least six months prior to such expiration.

2.         Base Salary Compensation.  During the term of Executive’s employment, the Company shall provide Executive with a Base Salary of no less than one million two-hundred fifty thousand dollars ($1,250,000) per year, paid in accordance with the Company’s normal payroll policies.

3.         Protective Covenants.  Clause (ii) of each of Sections 10(c), 10(d) and 10(e) of the Original Agreement shall hereafter read “(ii) two years after Executive’s employment with the Company ceases.”

4.         Miscellaneous.  Except as modified by this Amendment mutatis mutandis, all terms and conditions set forth in the Original Agreement shall continue to apply and remain unchanged and in full force and effect, and any reference in the Original Agreement to “this Agreement” shall mean the Original Agreement as modified by this Amendment.

[Signature Page Follows]

            IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

EXECUTIVE:

/s/ Daniel A. DeMatteo
Daniel A. DeMatteo

THE COMPANY:

GAMESTOP CORP.

By:	/s/ R. Richard Fontaine
Name: R. Richard Fontaine
Title: Executive Chairman